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                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-11323) pertaining to the ADVO, Inc. 401(k) Savings Plan of our report dated June 23, 1998, with respect to the financial statements and schedules of the ADVO, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                                      /s/ Ernst & Young LLP

Hartford, Connecticut
June 26, 1998